NON-PLAN INDUCEMENT AWARD

NONQUALIFIED STOCK OPTION AGREEMENT

150,000 Shares

THIS AGREEMENT, is made effective as of March 7, 2008, between Nalco Holding Company, a Delaware corporation (the “Company”) and J. Erik Fyrwald (“Fyrwald”).

R E C I T A L S:

WHEREAS, in connection with Fyrwald’s hiring as an officer of the Company, the Company and Fyrwald have entered into an Employment Letter Agreement and a Severance Agreement both dated as of February 22, 2008.

WHEREAS, in connection with Fyrwald’s hiring as an officer of the Company, the Compensation Committee has determined that it would be in the best interests of the Company and its stockholders to grant the Options provided for herein to Fyrwald under the terms and conditions set forth herein.

WHEREAS, the grant of Options under this Agreement is being made to Fyrwald as an inducement grant outside of the Amended and Restated Nalco Holding Company 2004 Stock Incentive Plan in accordance with New York Stock Exchange Rule 303A(8).

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.           Definitions.  Capitalized terms not otherwise defined herein shall have the same meanings as in Fyrwald’s Severance Agreement.  Whenever the following terms are used in this Agreement, they shall have the meanings set forth below.

(a)   Date of Grant:  March 7, 2008.

(b)   Expiration Date: The tenth anniversary of the Date of Grant.

(c)   Plan: The Amended and Restated Nalco Holding Company 2004 Stock Incentive Plan, as from time to time amended.

(d)   Vested Portion: At any time, the portion of an Option which has become vested, as described in Section 3 of this Agreement.

2.           Grant of Options.  The Company hereby grants to Fyrwald the right and option to purchase (the “Option”), on the terms and conditions hereinafter set forth, 150,000 Shares of the Company’s Common Shares, subject to adjustment in accordance with the terms hereof.  The exercise price shall be the closing price per Share as quoted on the New York Stock Exchange on March 7, 2008 ($20.84) (the “Option Price”).  The Options are intended to be nonqualified stock options, and are not intended to be treated as Incentive Stock Options that comply with Section 422 of the Code.

3.	Vesting of the Options.

(a)     Vesting of the Option.  Subject to Fyrwald’s continued employment with the Company and its Affiliates, the Option shall vest and become exercisable with respect to one-half of the Shares subject to the Option on March 6, 2011 and shall vest and become exercisable with respect to the other one-half of the Shares subject to the Option on March 6, 2012.

(b)     Termination of Employment.  If Fyrwald’s employment with the Company and its Affiliates terminates due to (i) death, (ii) Permanent Disability, (iii) the Company’s termination of Fyrwald’s employment without Cause, or (iv) Fyrwald’s termination of his employment for Good Reason, then any unvested portion of the Option shall immediately vest and become exercisable in full.  If Fyrwald’s employment with the Company and its Affiliates terminates for any other reason, then the Option, to the extent not then vested and exercisable, shall be immediately canceled by the Company without consideration.

(c)     Change of Control.  Notwithstanding any other provision of this Agreement to the contrary, in the event of a Change of Control the Option shall, to the extent not then vested, immediately become fully vested and exercisable.

4.	Exercise of Options.

(a)     Period of Exercise.  Subject to the provisions of this Agreement, Fyrwald may exercise all or any part of the Vested Portion of the Option at any time prior to the Expiration Date.  Notwithstanding the foregoing, if Fyrwald’s Employment terminates prior to the Expiration Date, the Vested Portion of the Option shall remain exercisable for the period set forth below:

(i)           Death or Permanent Disability.  If Fyrwald’s Employment with the Company and its Affiliates is terminated due to Fyrwald’s death or Permanent Disability, Fyrwald or his estate may exercise the Option for a period ending on the earlier of (A) one year following the date of such termination and (B) the Expiration Date

(ii)           Termination by the Company without Cause or Termination by Fyrwald for Good Reason.  If Fyrwald’s Employment with the Company and its Affiliates is terminated (a) by the Company without Cause or (b) by Fyrwald for Good Reason, Fyrwald may exercise the Vested Portion of the Option for a period ending on the earlier of (A) 90 days following the date of such termination and (B) the Expiration Date; and

(iii)           Termination by the Company for Cause or by Fyrwald not for Good Reason.  If Fyrwald’s Employment with the Company and its Affiliates is terminated by the Company for Cause or by Fyrwald not for Good Reason, the Vested Portion of the Option shall immediately terminate in full and cease to be exercisable.

(b)    Method of Exercise.

(i)           Subject to Section 4(a) of this Agreement, the Vested Portion of the Option may be exercised by delivering to the Company at its principal office written notice of intent to so exercise; provided that the Option may be exercised with respect to whole Shares only.  Such notice shall specify the number of Shares for which the Option is being exercised and shall be accompanied by payment in full of the aggregate Option Price.  Payment of the aggregate Option Price may be made (A) in cash, or its equivalent, (B) to the extent permitted by the Committee, by transferring Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased to the Company and satisfying such other requirements as may be imposed by the Committee; provided that such Shares have been held by Fyrwald for no less than six months (or such other period as established from time to time by the Committee or generally accepted accounting principles), (C) if there is a public market for the Shares at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate Option Price for the shares being purchased or (D) such other method as approved by the Committee.  Fyrwald shall not have any rights to dividends or other rights of a stockholder with respect to the Shares subject to the Option until Fyrwald has given written notice of exercise of the Option, paid in full the exercise price for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee.

(ii)           Notwithstanding any other provision of this Agreement to the contrary, absent an available exemption to registration or qualification, the Option may not be exercised prior to the completion of any registration or qualification of the Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole reasonable discretion determine to be necessary or advisable.

(iii)            Upon the Company’s determination that an Option has been validly exercised as to any of the Shares, the Company shall issue certificates in Fyrwald’s name for such Shares.  However, the Company shall not be liable to Fyrwald for damages relating to any delays in issuing the certificates to Fyrwald, any loss by Fyrwald of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

(iv)            In the event of Fyrwald’s death, the Option shall remain vested and exercisable by Fyrwald’s executor or administrator, or the person or persons to whom Fyrwald’s rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 4(a) of this Agreement.  Any heir or legatee of Fyrwald shall take rights herein granted subject to the terms and conditions hereof.

5.           No Right to Continued Employment.  This Agreement shall not be construed as giving Fyrwald the right to be retained in the employ of, or in any consulting relationship to, the Company or any Affiliate.  Further, the Company or its Affiliate may at any time dismiss Fyrwald or discontinue any consulting relationship, free from any liability or any claim under this Agreement, except as otherwise expressly provided herein.

6.           Legend on Certificates.  The certificates representing the Shares purchased by exercise of the Option shall be subject to such stop transfer orders and other restrictions as the Committee may deem reasonably advisable to reflect the provisions of this Agreement or under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, any applicable federal or state laws and the Company’s Certificate of Incorporation and Bylaws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

7.           Transferability.  Unless otherwise determined by the Committee, the Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by Fyrwald otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.  During Fyrwald’s lifetime, the Option is exercisable only by Fyrwald.

8.           Withholding.  Fyrwald may be required to pay to the Company or its Affiliate and the Company or its Affiliate shall have the right and is hereby authorized to withhold from any payment due or transfer made under the Option or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of the Option, its exercise, or any payment or transfer under the Option and to take such action as may be necessary in the option of the Company to satisfy all obligations for the payment of such taxes.

9.           Securities Laws.  Upon the acquisition of any Shares pursuant to the exercise of the Option, Fyrwald will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

10.           Notices.  Any notice under this Agreement shall be addressed to the Company in care of its General Counsel addressed to the principal executive office of the Company and to Fyrwald at the address appearing in the personnel records of the Company for Fyrwald or to either party at such other address as either party hereto may hereafter designate in writing to the other.  Any such notice shall be deemed effective upon receipt thereof by the addressee.

11.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without regard to conflicts of laws.

12.           Signature in Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13.           Plan Terms.  Although the Options have not been issued under the Plan, the Parties agree that the following provisions of the Plan shall be applicable to the Options granted hereby:  Sections 4(a), 4(c), 6(c), 6(e), 9, 10, 11, 14, 15(b), 15(c) and 16 (it being understood, however, that all references to “the Plan” in those sections shall be deemed to be references to “this Agreement” for the purposes of the Options and this Agreement).

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

Nalco Holding Company

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By: Stephen N. Landsman
Its: Vice President and General Counsel

_______________________________
J. Erik Fyrwald